Exhibit 10.1.6

FIFTH AMENDMENT TO LEASE
THIS FIFTH AMENDMENT TO LEASE (“Amendment”) is dated for reference as of August 31, 2011, is made by and between RREEF AMERICA REIT III‑Z1 LLC, a Delaware limited liability company (“Landlord”), successor in interest to BCIA New England Holdings LLC (“BCIA”), a Delaware limited liability company, and AMERESCO, INC., a Delaware corporation (“Tenant”).
RECITALS:
A.BCIA and Tenant entered into that certain Lease dated November 20, 2000 (“Original Lease”; as amended, the “Lease”), for approximately 11,684 rentable square feet (“Original Premises’) on the fourth (4th) floor of the building known as Point West Place, 111 Speen Street, Framingham, Massachusetts (the “Building”).
B.BCIA and Tenant entered into the First Amendment To Lease dated November 30, 2001 (“First Amendment”) and expanded the Original Premises by including an additional 864 rentable square feet on the 4th floor of the Building totaling 12,548 rentable square feet.
C.BCIA and Tenant entered into the Second Amendment To Lease and Expansion Agreement dated April 8, 2005 (“Second Amendment”) and expanded the already expanded Original Premises by including an additional 2,447 rentable square feet on the 4th floor of the Building totaling 14,995 rentable square feet. In addition, BCIA licensed to Tenant pursuant to a certain Storage Space License, attached to the Second Amendment, the use of approximately 400 rentable square feet of storage area in the basement of the Building as therein referred to as the Storage Space.
D.Landlord succeeded to all of the right, title and interest of BCIA under the Lease.
E.Landlord and Tenant entered into the Third Amendment To Lease and Expansion Agreement dated April 17, 2007 (“Third Amendment”) and expanded the already expanded Original Premises by including an additional 5,362 rentable square feet on the 4th floor of the Building, so that the total rentable square footage of the Premises on the 4th floor of the Building is 20,357 rentable square feet (herein referred to as the “Current Premises”).
F.Landlord and Tenant entered into the Fourth Amendment To Lease dated January 1, 2010 (“Fourth Amendment”), extending the Term of the Lease and otherwise revising certain terms and conditions.
G.    Under Paragraph 12 of the Fourth Amendment, Tenant was granted a right of first refusal to lease certain space consisting of (i) approximately 1,172 rentable square feet on the 4th floor of the Building as shown on Exhibit A to this Amendment and referred to in this Amendment as “Suite 401,” and (ii) approximately 1,474 rentable square feet on the 4th floor of the Building as shown on Exhibit A to this Amendment and referred to in this Amendment as “Suite 423”; Suite 401 and Suite 423 together, totaling 2,646 rentable square feet, are sometimes referred to in this Amendment collectively as the “Expansion Space,” and each individually as a “Suite.”
H.    Tenant and Landlord now desire to further amend the Lease, to expand the leased Premises to include the Expansion Space, and to provide for certain other Lease modifications, on the terms and conditions as hereinafter set forth.
I.    All terms, covenants and conditions contained in this Amendment shall have the same meaning as in the Lease, and in the event of a conflict, this Amendment shall govern should a conflict exist with previous terms and conditions.
AGREEMENT:
NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:
1.Recitals. The recitals set forth above are hereby incorporated herein as if fully set forth.
2.    Capitalized Terms. All capitalized terms used herein shall have the same meanings ascribed to them in the Lease, unless otherwise defined in this Amendment.
3.    Expansion Space. Tenant wishes to lease from Landlord, and Landlord wishes to lease to Tenant, in addition to the Current Premises, for a term co-terminus with the Term of the Lease for the Current Premises, the Expansion Space. Effective (i) as to Suite 423, July 1, 2012 (the “Suite 423 Commencement Date”), and, (ii) as to Suite 401, August 1, 2012 (the “Suite 401 Commencement Date”; either of these two dates is referred to as an “Expansion Space Commencement Date”), the Premises subject to the Lease shall be expanded to include Suite 423 and Suite 401. As of the Suite 401 Commencement Date, the leased Premises shall consist of the Current Premises plus the Expansion Space, and all references in the Lease to the “Premises,” unless otherwise provided for in this Amendment, shall refer to such expanded space, which shall consist of approximately 23,003 rentable square feet. Tenant shall be afforded access to each Suite not later than sixty (60) days prior to the corresponding Expansion Space Commencement Date, in order to construct tenant improvements and otherwise prepare such Expansion Space for occupancy.

4.    Base Rent. Basic Rent payable for the Current Premises shall remain payable as per the Fourth Amendment. Effective as of the applicable Expansion Space Commencement Date, Basic Rent for each Suite shall be payable as follows:
(a)    Suite 423:

Period		Rentable Square	Annual Rent	Annual Rent	Monthly Installment
from	to	Footage	Per Square Foot		of Rent
7/1/2012	12/31/2012	1,474	$20.50	$30,217.00	$2,518.08
1/1/2013	12/31/2013	1,474	$21.00	$30,954.00	$2,579.50
1/1/2014	12/31/2014	1,474	$21.50	$31,691.00	$2,640.92
1/1/2015	12/31/2015	1,474	$22.00	$32,428.00	$2,702.33
1/1/2016	6/30/2016	1,474	$22.50	$33,165.00	$2,763.75
(b)    Suite 401:

Period		Rentable Square	Annual Rent	Annual Rent	Monthly Installment
from	to	Footage	Per Square Foot		of Rent
8/1/2012	12/31/2012	1,172	$20.50	$24,026.00	$2,002.17
1/1/2013	12/31/2013	1,172	$21.00	$24,612.00	$2,051.00
1/1/2014	12/31/2014	1,172	$21.50	$25,198.00	$2,099.83
1/1/2015	12/31/2015	1,172	$22.00	$25,784.00	$2,148.67
1/1/2016	6/30/2016	1,172	$22.50	$26,370.00	$2,197.50
5.    Tenant’s Proportionate Share for the Expansion Space. Effective as of the applicable Expansion Space Commencement Date, Tenant’s Proportionate Share for Suite 423 shall be 1.37% and for Suite 401 shall be 1.14%.
6.    Base Year for Operating Expenses. The Base Year for Operating Expenses for each Suite shall be calendar year 2012.
7.    Base Year for Taxes. The Base Year for Taxes for each Suite shall be the twelve (12) month period beginning July 1, 2011 (Fiscal Year 2012).
8.    Intentionally deleted.
9.    Condition of Premises and Expansion Space. Landlord shall provide improvement allowances for the improvement of the Expansion Space as provided in Exhibit B which is attached hereto and made a part of this Amendment. Otherwise, Tenant acknowledges that (i) Landlord shall have no obligation to perform any additional construction or make any additional improvements or alterations, or to afford any allowance to Tenant for improvements or alterations, in connection with this Amendment, (ii) all Landlord obligations of construction and/or reimbursement for cost of same have been satisfied, and (iii) Tenant accepts the Current Premises and Expansion Space in their “as is” condition.

10.    Tenant Electricity. Not later than the Suite 401 Expansion Date, Landlord shall install a check-meter or submeter, which will measure Tenant’s actual consumption of electricity in the Expansion Space. Section 7.4(b) of the Lease, as modified by Paragraph 10 of the Fourth Amendment, shall apply.
11.    Renewal Option. The renewal option provided for in Paragraph 11 of the Fourth Amendment continues in full force and effect, applicable only to the entire Premises (i.e., as expanded pursuant to this Amendment).
12.    Right of First Refusal to Lease. Paragraph 12 of the Fourth Amendment is deleted in its entirety.
13.    Commissions. Each of the parties represents and warrants that it has not dealt with any broker or finder in connection with this Amendment, except for Richards Barry Joyce & Partners, LLC, whose commission shall be paid by the Landlord pursuant to a separate agreement. Each party agrees to indemnify and hold the other harmless from any and all claims for commissions or fees in connection with the Premises and this Amendment from any other real estate broker or agent.
14.    Signage. Paragraph 18 of the Fourth Amendment remains in full force and effect. For clarity, the parties acknowledge that Tenant may install only one (1) sign on the exterior of the Building per said Paragraph 18.
15.    Incorporation. Except as modified herein, all other terms and conditions of the Lease and the Storage Space License shall continue in full force and effect and Tenant hereby ratifies and confirms its obligations thereunder. Tenant acknowledges that as of the date of the Amendment, Tenant (i) is not in default under the terms of the Lease; (ii) has no defense, set off or counterclaim to the enforcement by Landlord of the terms of the Lease; and (iii) is not aware of any action or inaction by Landlord that would constitute a default by Landlord under the Lease.
16.    Tenant’s Authority (OFAC). Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Building is located, that Tenant has full right and authority to enter into this Lease, and that all persons signing on behalf of the entity were authorized to do so by appropriate actions. Tenant agrees to deliver to Landlord, simultaneously with the delivery of this Lease, a corporate resolution, proof of due authorization by partners, or other appropriate documentation reasonably acceptable to Landlord evidencing the due authorization of Tenant to enter into this Lease. To Tenant’s knowledge, neither Tenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.” If the

foregoing representation is untrue at any time during the Term, an Event of Default will be deemed to have occurred, without the necessity of notice to Tenant.
17.    Limitation of Landlord Liability. Redress for any claim against Landlord under this Amendment and the Lease shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Property. The obligations of Landlord under this Amendment and the Lease are not intended to be and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its or its investment manager’s trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages.
IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.

LANDLORD:	TENANT:
RREEF AMERICA REIT III-Z1 LLC, a Delaware limited liability company	AMERESCO, INC., a Delaware corporation
By: /s/ R.D. Seaman	By: /s/ K.A. Devlin
Name: Robert D. Seaman	Name: K.A. Devlin
Title: Vice President	Title: VP HR + Adm
Dated: 12/1 , 2011	Dated: 11/25 , 2011

EXHIBIT A
attached to and made a part of the
FIFTH AMENDMENT TO LEASE
between RREEF AMERICA REIT III-Z1 LLC
and AMERESCO, INC.
dated as of August 31, 2011
111 Speen Street, Framingham, MA
EXPANSION SPACE

RAISED FLOOR
RAISED FLOOR
RAISED FLOOR
STAIR
ELECT.
WOMEN
MEN
STAIR
NO ACCESS
SUITE 401
SUITE 423

FOURTH FLOOR
111 SPEEN STREET
FRAMINGHAM, MASSACHUSETTS
2006_0056MP4 2/2/2006

KAD	RDS
Initials

A-1

EXHIBIT B
attached to and made a part of the
FIFTH AMENDMENT TO LEASE
between RREEF AMERICA REIT III-Z1 LLC
and AMERESCO, INC.
dated as of August 31, 2011
111 Speen Street, Framingham, MA
WORK
Landlord shall not be obligated to construct any improvements in the Expansion Space. Tenant shall be permitted to construct improvements in the Expansion Space, and shall be entitled to certain tenant improvement allowances, pursuant to the terms and conditions of Exhibit A to the Fourth Amendment, modified for application in this Fifth Amendment as follows:
1.    Paragraph 1 and Schedule I are inapplicable.
2.    The TI Allowance for the entire Expansion Space shall be $26,460 ($10 psf).
3.    No portion of the TI Allowance for the Expansion Space may be applied as a credit against rent. The last two sentences of Paragraph 3.4 do not apply to the Expansion Space; however, the conditions to disbursement of the TI Allowance for the Expansion Space must be satisfied not later than August 31, 2012. Landlord shall have no obligation to disburse any portion of this allowance as to which the conditions to disbursement thereof are not satisfied by August 31, 2012.
With respect to the Fourth Amendment and the TI Allowance, the dates “August 31, 2011” and “June 30, 2012” which appear in the last two sentences of Paragraph 3.4 of Exhibit B are all hereby changed to “August 31, 2012.” In other words, the deadline for use of the TI Allowance under the Fourth Amendment is extended to August 31, 2012.

KAD	RDS
Initials

B-1